Exhibit 10.3

SEPARATION AND MUTUAL RELEASE AGREEMENT

This Separation and Mutual Release Agreement (the “Release”) is entered into as of the      day of             , 2020, by and between                      (the “Director”) and Organovo Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Director is a director of the Company; and

WHEREAS, in connection with that certain Cooperation Agreement, dated as of                  , 2020 (the “Cooperation Agreement”), by and among the Company and the other parties thereto, the Director has agreed to resign as a director, on the terms and subject to the conditions set forth therein; and

WHEREAS, the Company has determined that it is advisable and in the best interests of the Company and all of its stockholders to enter into this Release.

NOW, THEREFORE, in consideration of the above premises, the mutual covenants herein contained and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    Release of the Company.

(a)    The Director, for [him]/[her]self and on behalf of any other Person claiming by or through the Director, to the extent permitted by applicable law, hereby finally, unconditionally, irrevocably and absolutely forever releases, acquits, remises and discharges the Company and its controlled Affiliates, and each of their respective individual, joint or mutual, past, present and future officers, directors, members, stockholders (including Keith Murphy), managers, partners (limited and/or general) and employees, and all of the foregoing Persons’ predecessors, successors, assigns, agents and representatives (collectively, the “Company Released Parties”), from any and all Claims that the Director (or any other Person claiming by or through the Director) may now have, has ever had, or that might subsequently accrue to the Director (or any other Person claiming by or through the Director) with respect to periods of time prior to the effective time of the resignation of the Director as contemplated by the Cooperation Agreement (the “Effective Date”), other than any Director Excluded Claims.

(b)    The Director represents and warrants that [he/she] has not transferred, pledged, assigned or otherwise hypothecated to any other Person all or any portion of any Company Released Claims (or any Claims that would constitute Company Released Claims but for any such transfer, pledge or assignment) or any rights or entitlements with respect thereto and the execution and delivery of this Release does not violate or conflict with the terms of any contract, agreement or other instrument to which the Director is a party or by which the Director otherwise is bound.

(c)    The Director acknowledges and agrees that the provisions of this Section 1 are valid, fair, adequate and reasonable and were agreed to with [his]/[her] full knowledge and consent, after a full opportunity to consult with counsel of [his]/[her] choosing, were not procured through fraud, duress or mistake and have not had the effect of misleading, misinforming or failing to inform the Director.

(d)    The Director hereby irrevocably covenants to refrain from, directly or indirectly, asserting, commencing, instituting or causing to be commenced, any Claim of any kind against the Company Released Parties to the extent based upon any Company Released Claim. The Director understands and agrees that [he/she] is expressly waiving all Company Released Claims, including, but not limited to, those Claims that [he/she] may not know of or suspect to exist, which if known, may have materially affected the decision to provide this Release, and the Director expressly waives any rights under applicable law that provide to the contrary.

2.    Release of the Director.

(a)    The Company, for itself and on behalf of any other Person claiming by or through Company and each of its Affiliates (collectively the “Company Releasors”), to the extent permitted by applicable law, hereby finally, unconditionally, irrevocably and absolutely forever releases, acquits, remises and discharges the Director and [his/her] executors, spouse, heirs, estate, beneficiaries, legal representatives, assigns and agents (collectively, the “Director Released Parties”) from any and all Claims that any Company Releasor may now have, has ever had, or that might subsequently accrue to any of the Company Releasors with respect to periods of time prior to Effective Time, derivatively on behalf of the Company or otherwise, against the Director, including in Director’s capacity as an officer, director, employee or agent of the Company or its Affiliates, whether arising under statute, common law or other law, including without limitation any Claims relating to or arising from a breach of fiduciary duty or any other alleged duty or obligation of the Director, relating to management or oversight of the business and affairs of the Company or any of its Affiliates, or relating to breach of or arising pursuant to or under the certificate of incorporation or bylaws or other governing documents of the Company and its Affiliates.

(b)    The Company represents and warrants that no Company Releasor has transferred, pledged, assigned or otherwise hypothecated to any other Person all or any portion of any Director Released Claims (or any Claims that would constitute Director Released Claims but for any such transfer, pledge or assignment) or any rights or entitlements with respect thereto and the execution and delivery of this Release does not violate or conflict with the terms of any contract, agreement or other instrument to which the Company is a party or by which it otherwise is bound.

(c)    The Company acknowledges and agrees that the provisions of this Section 2 are valid, fair, adequate and reasonable and were agreed to with its full knowledge and consent, after an opportunity to consult with counsel of its choosing, were not procured through fraud, duress or mistake and have not had the effect of misleading, misinforming or failing to inform any Company Releasor.

(d)    The Company (on behalf of each Company Releasor) hereby irrevocably covenants to refrain from, directly or indirectly, asserting, commencing, instituting or causing to be commenced any Claim or demand of any kind against any member of the Director Released Parties based upon any Director Released Claims released or purported to be released hereby. The Company understands and agrees that the Company Releasors are expressly waiving all Director Released Claims, including, but not limited to, those Claims that they may not know of or suspect to exist, which if known, may have materially affected the decision to provide this Release, and the Company (on behalf of each Company Releasor) expressly waives any rights under applicable law that provide to the contrary.

(e)    The Company and the Director are parties to that certain Indemnification Agreement (the “Indemnification Agreement”). The Company, for itself and on behalf of any Company Releasors, hereby irrevocably covenants to continue to comply with its obligations to Director under the terms of the Indemnification Agreement, and agrees not to challenge or contest the validity or enforceability of the Indemnification Agreement. Further, the Company, for itself and on behalf of any Company Releasors, agrees to comply with its obligations to Director under the terms of Article X of the Company’s Certificate of Incorporation and Article VIII of the Company’s Bylaws, each as effective as of the date of this Release..

(f)    Contingent upon approval of the Advisory Nominees Proposal (as defined in the Cooperation Agreement) at the Company’s 2020 Annual Stockholder Meeting, the Company will cause coverage to be extended under the current director and officer insurance policy (or policies) maintained by the Company (on the same terms and coverage amounts) as of the date prior to the date such coverage is extended (such date coverage is extended, the “Extension Date”) by securing a “tail” policy that has an effective term of six years from the Extension Date.

3.    Section 1542 of the California Civil Code. Each of the parties hereto acknowledges and agrees that it gives up its rights under the provisions of any statute or common law rule similar to Section 1542 of the California Civil Code (the “Code”), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

Each such party understands, and has had the opportunity to consult with counsel regarding, the importance, meaning and legal effect of statutes and common law rules such as Section 1542 of the Code and this entire Release. Each such party knows that such Party may have serious damage or losses about which it knows nothing concerning the matters which are the subject of the release of all claims set forth herein, but as to them, they take their chances and release all claims and causes of action which may relate or arise from those damages and losses. Each such Party understands that the other party hereto would not have agreed to the terms of this Release if it did not cover all losses, damage and injuries, including those that may be presently unknown to it and unanticipated by it, as set forth in the release herein.

4.    Director Standstill

(a)    Director, on behalf of himself or herself and his or her Affiliates, agrees that, from the date of this Release until the date ending thirty (30) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2021 Annual Meeting of Stockholders (the “Standstill Period”), without the prior consent of the majority of the Board of Directors of the Company (the “Board”) (which shall include the affirmative approval of each of the independent directors) specifically expressed in a written resolution, neither of him or her nor any of his or her Affiliates nor any other persons acting under his or her control or direction, whether now or hereafter existing, will, and he or she will cause each of his or her Affiliates and such other persons under his or her respective control, whether now or hereafter existing, not to, directly or indirectly, alone or in concert with others, in any manner:

(i)    Propose or publicly announce or otherwise disclose an intent to propose or enter into or agree to enter into, singly or with any other person, directly or indirectly, (A) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (C) any form of tender or exchange offer for the Common Stock, whether or not such transaction involves a change of control of the Company;

(ii)    engage in any solicitation of proxies or written consents to vote any voting securities of the Company, or conduct any non-binding referendum with respect to any voting securities of the Company, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company in opposition to any recommendation or proposal of the Board;

(iii)    acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap (other than cash settled swaps) or hedging transactions or otherwise, any (A) interests in any of the Company’s indebtedness, or (B) shares of Common Stock (including any rights decoupled from the underlying securities of the Company) that, following such acquisition, would result in, Director, together with his or her Affiliates, being or becoming beneficial owners of 5.0% or more of the shares of the then outstanding shares of Common Stock.

(iv)    seek to advise, encourage or influence any person, including without limitation ISS or Glass Lewis, with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company or recommendation thereof, other than in a manner consistent with a recommendation made by the Board;

(v)    sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by Director to any person or entity not (A) an officer of the Company, or (B) an Affiliate of Director (any person or entity not set forth in clauses (A)-(B) shall be referred to as a “Third Party”) that would knowingly result in such Third Party, together with its Affiliates, owning, controlling or otherwise having any, beneficial ownership interest representing in the aggregate in excess of 5.0% of the shares of Common Stock outstanding at such time;

(vi)    take any action in support of or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s Amended and Restated Certificate of Incorporation or Bylaws or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(vii)    initiate, propose or otherwise “solicit” stockholders of the Company for the approval of any stockholder proposals (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(viii)    communicate with stockholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;

(ix)    engage in any course of conduct with the purpose of causing stockholders of the Company to vote contrary to the recommendation of the Board on any matter presented to the Company’s stockholders for their vote at any meeting of the Company’s stockholders;

(x)    publicly act to seek to control or influence the management, the Board, or policies of the Company or initiate or take any action to obtain representation on the Board (other than as contemplated by the Cooperation Agreement);

(xi)    call or seek to call, or request the call of, alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the Company’s Amended and Restated Certificate of Incorporation or Bylaws;

(xii)    acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

(xiii)    seek election or appointment to the Board or seek to place a representative on the Board (other than as contemplated by this Release);

(xiv)    seek the removal of any director from the Board;

(xv)    deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement (including, without limitation, any proxy) with respect to the voting of any Common Stock, other than any revocable proxy given in response to a proxy solicitation made by the Company, provided that the proxy provides instructions to vote the shares of Common Stock in accordance with the recommendation of the Board;

(xvi)    propose, submit, seek, or encourage any person to propose, submit or seek, nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors;

(xvii)    form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than as contemplated by this Release);

(xviii)    take any action that would be deemed to be Acting in Concert (as defined below) with another person relating to any action prohibited by this Section 4, including, without limitation, changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect;

(xix)    demand a copy of the Company’s list of stockholders or its other books and records, whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise;

(xx)    commence, encourage, or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors in order to, directly or indirectly (a) effect, facilitate, further, take, or cause to take place any of the actions expressly prohibited by this Release, and (b) effect, facilitate, further, take, or cause to take place any change in the composition of the Board, the strategic direction of the Company, the governance or management of the Company, the sale or purchase of any assets of or by the Company, or the control of the Company; provided, however, that for the avoidance of doubt the foregoing shall not prevent Director from (A) bringing litigation to enforce the provisions of this Release or (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against Director;

(xxi)    disclose in a manner that could reasonably be expected to become public any intent, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Release that is inconsistent with the provisions of this Release;

(xxii)    enter into any discussions, negotiations, agreements or understandings with any person or entity with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any person or entity to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(xxiii)    make any request or submit any proposal to amend the terms of this Section 4 other than through non-public communications with the Board that would not be reasonably determined to trigger public disclosure obligations for any party;

(xxiv)    take any action challenging the validity or enforceability of any of the provisions of this Section 4 or publicly disclose, or cause or facilitate the public disclosure (including, without limitation, the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to either (A) obtain any waiver or consent under, or any amendment of, any provision of this Release, or (B) take any action challenging the validity or enforceability of any provisions of this Section 4;

(xxv)    make or cause or encourage any other person or entity to make or permit any of their Affiliates to make any request or demand after the date of this Release for a stockholder list or other books and records of the Company or its subsidiaries pursuant to Section 220 of the Delaware General Corporation Law or otherwise or otherwise pursue any rights thereunder, except in order to enforce Director’s rights under this Release;

(xxvi)    take any action that could reasonably be expected to force the Company to make any public disclosure with respect to any of the foregoing (other than the press release announcing the execution of this Release); or

(xxvii)    otherwise take, or solicit, cause or encourage others to take, any action inconsistent with the foregoing.

Director acknowledges and agrees that any action taken in violation of this Section 4 shall be void ab initio.

(b)    Notwithstanding the foregoing, nothing in this Section 4 shall prohibit or restrict Director from: (A) communicating privately with the Board or any of the Company’s officers regarding any matter in a manner that does not otherwise violate this Section 4, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (B) communicating privately with stockholders of the Company and others in a manner that does not otherwise violate this Section 4, and (C) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the Director or any of his or her respective Affiliates.

(c)    The provisions of this Section 4 shall not restrict in any way the ability of any director of the Company from exercising in good faith his or her rights, powers and privileges as directors, or from fulfilling his or her statutory and fiduciary duties as a director.

(d)    The Director agrees during the Standstill Period to refrain from taking any actions which could have the effect of encouraging other stockholders of the Company or any other persons to engage in actions which, if taken by the Director, would violate this Agreement. In addition, a breach of this Agreement by an Affiliate of the Director, shall be deemed to occur if such Affiliate engages in conduct that would constitute a breach of this Agreement if such Affiliate was a party hereto to the same extent as the Director.

(e)    As used in this Release:

(i)    For purposes of this Release, a person shall be deemed to be “Acting in Concert” with another person if such persons would be deemed a “group” under Rule 13d-5(b) of the Exchange Act.

(ii)    the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(iii)    the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and

(iv)    the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

5.    Cooperation. At Company’s reasonable request and at the Company’s expense, for a term of twelve (12) months from the date of this Release, Director will assist and cooperate with the Company in responding to requests from the Securities and Exchange Commission with respect to that certain investigation by the Securities and Exchange Commission relating to, among other things, disclosures to investors regarding the efficacy and/or tissue duration of the Company’s liver therapeutic program and products, the Company’s communications with the United States Food and Drug Administration, and purchases or sales of Company stock by the Company’s officers and directors, pursuant to the letter the Company received from the Securities and Exchange Commission on March 4, 2020, but only to the extent Director has knowledge of facts surrounding such requests.

6.    Equity Awards. The Company and the Director each acknowledge and agree for purposes of clarity, the Board has deemed the resignation of the Director to be in connection with a “Change in Control” (as defined in the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”)) and approved the acceleration of vesting of any equity awards held by the Director that remain unvested, which acceleration shall occur no later than the Effective Date.

7.    Mutual Non-Disparagement.

(a)    Subject to any material breach of this Agreement by any of the parties to this Release (provided that such party shall have ten (10) business days following written notice from such other party of material breach to remedy such material breach if capable of being cured), the parties shall each refrain from making, and shall cause their respective Affiliates and its and their respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory of (a) in the case of statements, communications or announcements by the Director or any of his or her Affiliates, the Company or any of its Affiliates or subsidiaries or any of its or their respective officers or directors or any person who has served as an officer or director of the Company or any of its Affiliates or subsidiaries, or (b) in the case of statements, communications or announcements by the Company or any of its Affiliates, the Director or any of his or her Affiliates. The foregoing shall not restrict the ability of any person to (i) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or (ii) to comply with the laws, rules and regulations of the SEC or any applicable state securities commission.

(b)    The limitations set forth in this Section 7(a) shall not prevent any party from responding to any public statement made by the other party of the nature described in this Section 7(a) if such statement by the other party was made in breach of this Agreement.

8.    Miscellaneous.

(a)    Assignment. Neither this Release nor any rights or obligations of any party hereto may be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party, and any purported assignment without such consent shall be null and void.

(b)    Amendments. This Release may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by both parties hereto and which makes reference to this Release.

(c)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Release or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(d)    No Third Party Beneficiaries. This Release is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto, except that (i) each of the Director Released Parties (other than the Director) shall be deemed a third party beneficiary entitled to benefit from and enforce all of the rights and benefits of the Director under this Release and (ii) each of the Company Released Parties (other than the Company) shall be deemed a third party beneficiary entitled to benefit from and enforce all of the rights and benefits of the Company under this Release.

(e)    Entire Agreement. This Release embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings, both written and oral, relating to the subject matter hereof.

(f)    Invalid Provisions. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Release, such provision shall be fully severable; this Release shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Release; and the remaining provisions of this Release shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Release. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Release, they shall take any actions necessary to render the remaining provisions of this Release valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Release to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(g)    Governing Law. This Release will be interpreted, construed and enforced in accordance with the laws of the State of Delaware (excluding principles of conflicts of laws thereof).

(h)    Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Release and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Release and the rights and obligations arising hereunder brought by the other parties hereto or their respective successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for themselves and in respect of their property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that they will not bring any action relating to this Release in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Release, (i) any claim that they are not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that they or their property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Release, or the subject matter hereof, may not be enforced in or by such courts.

(i)    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS RELEASE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LEGAL ACTION ARISING OUT OF OR RELATING TO THIS RELEASE OR THE TRANSACTIONS CONTEMPLATED BY THIS RELEASE. EACH PARTY TO THIS RELEASE CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS RELEASE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(i).

(j)    Binding Effect and Assignment. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(k)    Section Headings. The section headings contained in this Release are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Release.

(l)    Counterparts. This Release may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronically transmitted signatures shall be given the same effect as original signatures.

(m)    No Admission of Liability. Nothing in this Release shall be deemed an admission of liability by any of the parties hereto with respect to any of the Claims released pursuant to this Release.

9.    Defined Terms. For purposes of this Release, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Company Released Claims” means all Claims subject to the release provided in Section 1(a) above, which shall not include, for the avoidance of doubt, any Director Excluded Claims.

“Claims” means all actions, arbitrations, audits, hearings, investigations, litigations, orders, suits (whether civil, criminal, administrative, investigative or informal), debts, sums of money, interest owed, accounts, contribution obligations, reckonings, bonds, bills, covenants, controversies, agreements, guaranties, promises, undertakings, variances, trespasses, credit memoranda, charges, damages, judgments, executions, obligations, costs, expenses, fees (including attorneys’ fees and court costs), counterclaims, claims, demands, causes of action and liabilities, including without limitation to any rights to indemnification, reimbursement or contribution, whether pursuant to any instrument or contract or otherwise, any and all offsets and defenses, in each case related to any action, inaction, event, circumstance or occurrence occurring or alleged to have occurred prior to the Effective Date, whether known or unknown, absolute or contingent, matured or unmatured, foreseeable or unforeseeable, previously or presently existing or hereafter discovered, at law, in equity or otherwise, whether arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever.

“Director Excluded Claims” means any Claims by the Director or any other Person claiming by or through the Director relating to (i) rights to indemnification, advancement of expenses or exculpation of the Director pursuant to the certificate of incorporation and bylaws of the Company, the organizational documents of any Affiliate of the Company, the terms of the Indemnification Agreement, any other agreement between the Company or any of its Affiliates and the Director, and applicable law, in each case as in effect at the time of any act or omission as to which such rights are sought or, to the extent greater protection is provided, at any later date; (ii) the Company’s and Mr. Murphy’s respective obligations under the Cooperation Agreement; and (iii) the rights of the Director under this Agreement.

“Director Released Claims” means all Claims subject to the release provided in Section 2(a) above.

“Person” means an individual or entity, including any corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, or governmental authority.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first above written.

ORGANOVO HOLDINGS, INC.

By:
Name:
Title:

DIRECTOR:

[Print Name]

Title:

[Signature]